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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                 _____________

                                   FORM 8-A/A
                                AMENDMENT NO. 1


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                         MACK-CALI REALTY CORPORATION
        --------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



               Maryland                                  22-3305147
---------------------------------------     -----------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


11 Commerce Drive                                          07016
-----------------------------------------   -----------------------------------
(Address of Principal Executive Offices)                 (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class          Name of Each Exchange on Which
     to be so Registered          Each Class is to be Registered
     -------------------          -------------------------------

     Common Stock, Par Value $0.01 Per Share           Pacific Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                      ----
                                (Title of Class)
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Item 1.    Description of Securities to be Registered.
           ------------------------------------------

  The Registrant's authorized capital stock consists of 190,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of Preferred Stock, par value $0.01 per share. The description of the securities to be registered hereby is incorporated by reference to the description contained in the Registrant's Registration Statement No. 33-79892 on Form S-11, as originally filed with the Securities and Exchange Commission (the "Commission") on June 7, 1994 and amended on July 19, 1994 and August 2, 9, 11, 15, 18 and 23, 1994.

Item 2.    Exhibits
           --------

  The securities described herein are to be registered on the Pacific Exchange, on which no other securities of the Registrant are registered. Accordingly, the following exhibits required in accordance with Part II to the Instructions as to the exhibits on Form 8-A have been duly filed with the Pacific Exchange:

     The Registrant's Annual Report on Form 10-K (File No. 1-13274) for the fiscal year ended December 31, 1996;


     The Registrant's Quarterly Report on Form 10-Q (File No. 1-13274) for the fiscal quarter ended September 30, 1997;

     The Registrant's Proxy Statement relating to the Annual Meeting of Shareholders held on May 15, 1997;

     Amended and Restated Articles of Incorporation of the Registrant and Articles of Amendment thereto;

     By-laws of the Registrant; and

     A specimen certificate of the Registrant's Common Stock.

     Also in accordance with Part II to the Instructions as to the exhibits on Form 8-A, no exhibits are filed with, or incorporated by reference in this Registration Statement filed with the Commission.

                                       2
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                                   SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                MACK-CALI REALTY CORPORATION


                                                By:   /s/ Roger W. Thomas
                                                ------------------------------
                                                Roger W. Thomas
                                                Executive Vice President and
                                                General Counsel


Dated:  December 23, 1997

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